Exhibit 23.1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated April 24, 2017 relating to the financial statements of Gold Standard Mining Company for the period ended December 31, 2016 appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Professional Accountants
Vancouver, Canada
June 30, 2017